UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2016

CVS HEALTH CORPORATION
(Exact Name of Registrant
as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive
Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On November 8, 2016, CVS Health Corporation (the “Company”) filed a Current Report on Form 8-K with a press release announcing its earnings for the three months ended September 30, 2016. We are filing an amendment to that Form 8-K solely to correct a typographical error that appeared in both the fifth sub-bullet under the headline “2016 Guidance” and in the guidance paragraph of the press release. In each case, the range of $9.3 billion to $9.5 billion has been changed to a range of $9.1 billion to $9.3 billion. There were no other changes to the press release.

Specifically, the original sub-bullet in relevant part stated: “Raised full year cash flow from operations to $9.3 to $9.5 billion…” and the original guidance paragraph of the press release in relevant part stated: “The Company raised cash flow guidance for 2016 and now expects to deliver cash flow from operations of $9.3 billion to $9.5 billion …”

The relevant part of the corrected sub-bullet is: “Raised full year cash flow from operations to $9.1 to $9.3 billion …” and the relevant part of the corrected sentence in the guidance paragraph is: “The Company raised cash flow guidance for 2016 and now expects to deliver cash flow from operations of $9.1 billion to $9.3 billion …”

A copy of the corrected press release is attached to this Amendment No. 1 as Exhibit 99.1.

The information in this report is being furnished, not filed. Accordingly, the information in Item 9.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)         Exhibits

99.1      Press Release, dated November 8, 2016 of CVS Health Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS HEALTH CORPORATION

By:	/s/ David M. Denton
David M. Denton
Executive Vice President and
Chief Financial Officer

	Dated:	November 8, 2016